Exhibit 32.1

ENANTA PHARMACEUTICALS, INC.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Enanta Pharmaceuticals, Inc. (“Enanta”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Enanta for the quarter ended June 30, 2026 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Enanta.

Dated: August 12, 2026	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

Dated: August 12, 2026	By:	/s/ Harry R. Trout III
Harry R. Trout III
Vice President, Finance (Principal Financial Officer)